EXHIBIT 21.1

List of Subsidiaries of WW International, Inc.

Fortuity Pty. Ltd., incorporated in Australia

WW Services (Aust) Pty Ltd, incorporated in Australia

WW Belgium NV, incorporated in Belgium

Vigilantes do Peso Marketing S.A., incorporated in Brazil

WW Canada, Ltd., incorporated in Canada

Weight Watchers Asia Holdings Ltd., incorporated in Cayman Islands

Weight Watchers de Colombia Ltda., incorporated in Colombia

Kurbo, Inc., incorporated in Delaware

QHC, LLC, incorporated in Delaware

WW North America Holdings, LLC, incorporated in Delaware

W Holdco, Inc., incorporated in Delaware

WW Fitness, Inc., incorporated in Delaware

WW Foods, LLC, incorporated in Delaware

WW Good Foundation, Inc., incorporated in Delaware

WW.com, LLC, incorporated in Delaware

WW Health Solutions, Inc., incorporated in Delaware

WW.fr SARL, incorporated in France

WW France SAS, incorporated in France

WW Operations France SAS, incorporated in France

WW At Work GmbH, incorporated in Germany

WW (Deutschland) GmbH, incorporated in Germany

Il Salvalinea, S.R.L., incorporated in Italy

Stichting Gezond Gewicht, Gezond Leven, incorporated in Netherlands

WW Netherlands B.V., incorporated in Netherlands

WW.nl B.V., incorporated in Netherlands

The Weight Watchers Foundation, Inc., incorporated in New York

W.W.I. European Services, Ltd., incorporated in New York

W/W TwentyFirst Corporation, incorporated in New York

Weight Watchers New Zealand Limited, incorporated in New Zealand

WW New Zealand Unit Trust, incorporated in New Zealand

Weight Watchers Operations Spain S.L.U., incorporated in Spain

Weight Watchers Spain, S.L., incorporated in Spain

WW Nordics AB, incorporated in Sweden

WW (Switzerland) SA, incorporated in Switzerland

Weight Watchers UK Holdings Ltd, incorporated in United Kingdom

WW GBR Limited, incorporated in United Kingdom

WW.co.uk Online Limited, incorporated in United Kingdom